Exhibit 21.1
Subsidiaries
(as of December 31, 2023)

Subsidiary Name	Jurisdiction	DBA’s
America's PowerSports, Inc.	Delaware
APS Austin Holdings, LLC	Texas
APS of Georgetown, LLC	Delaware	Central Texas Powersports
Ride Now Georgetown
Ridenow Georgetown
RideNow Powersports
RideNow Powersports Georgetown
APS of Ohio, LLC	Delaware	Powder Keg Harley-Davidson
APS of Oklahoma LLC	Delaware	Fort Thunder Harley-Davidson
APS of Texas LLC	Delaware	Central Texas Harley Davidson Round Rock
RideNow Powersports
APS Texas Holdings, LLC	Texas
Autosport USA, Inc.	Delaware	Got Speed
RideNow Powersports Palm Beach
RideNow Powersports West Palm Beach
Bayou Motorcycles LLC	Louisiana

BJ Motorsports, LLC	Nevada	RideNow Powersports on Boulder
C&W Motors, Inc.	Arizona, Florida	RideNow Powersports
RideNow Powersports Chandler
RideNow Powersports Goodyear
FL C & W Motors Inc.
Victory BMW
CMG Powersports, Inc.	Delaware
Coyote Motorsports-Allen, Ltd.	Texas	Black Gold Harley-Davidson
Buell of Dallas
Harley-Davidson of Dallas
RideNow Powersports
Coyote Motorsports-Garland, Ltd.	Texas	Dallas Buell
Dallas Harley-Davidson
RideNow Powersports
DHD Allen, LLC	Texas
DHD Garland, LLC	Texas
DLV Motorcycle, LLC	Nevada	Ducati Las Vegas
EA Powersports Hurst, LLC	Texas
East Valley Motorcycles, LLC	Arizona	Chandler Harley-Davidson

Subsidiary Name	Jurisdiction	DBA’s
Scorpion Harley-Davidson
ECHD Motorcycles, LLC	California	El Cajon Harley-Davidson
El Patron Harley-Davidson
Freedom Powersports, LLC	Texas	BMW Motorcycles of Forth Worth
Freedom Insurance, LLC
Freedom Powersports Carrollton, LLC
Freedom Powersports Farmers Branch, LLC
Freedom Powersports Hurst, LLC
Freedom Powersports Weatherford, LLC
Powersportspartsmart.com
RideNow Powersports
Ridenow Powersports Hurst
Ridenow Powersports Weatherford
Freedom Powersports Canton, LLC	Delaware	RideNow Powersports Canton
Freedom Powersports Dallas, LLC	Texas	RideNow Powersports
RideNow Powersports Dallas
Freedom Powersports Decatur, LLC	Texas	Freedom Powersports
RideNow Powersports
RideNow Powersports Decatur
Freedom Powersports Denton, LLC	Texas	Big Tex Indian
RideNow Powersports
Ridenow Powersports Denton
Freedom Powersports Farmers Branch, LLC	Texas	RideNow Powersports
RideNow Powersports Farmers Branch
Freedom Powersports Fort Worth, LLC	Texas	RideNow Powersports
RideNow Powersports Fort Worth
Freedom Powersports Huntsville, LLC	Alabama	RideNow Huntsville
RideNow Powersports Huntsville
Rocket City Indian Motorcycle
Freedom Powersports Johnson County, LLC	Texas	Freedom Powersports
RideNow Powersports
RideNow Powersports Burleson
Freedom Powersports Lewisville, LLC	Texas	RideNow Powersports
Ridenow Powersports Lewisville
Freedom Powersports McDonough, LLC	Delaware	BMW Motorcycles McDonough
RideNow Powersports McDonough
Freedom Powersports McKinney, LLC	Texas	Freedom Powersports
Freedom Powersports McKinney, LLC		Republic of Texas Indian Motorcycle
Freedom Powersports McKinney, LLC		RideNow Powersports
Freedom Powersports McKinney, LLC		RideNow Powersports McKinney

Subsidiary Name	Jurisdiction	DBA’s
Freedom Powersports Real Estate, LLC	Texas	FPS RE Dallas, LLC
Freedom Powersports Real Estate, LLC		FPS RE Fort Worth, LLC
Freedom Powersports Real Estate, LLC		FPS RE Hudson Oaks, LLC
Freedom Powersports Real Estate, LLC		FPS RE Hurst, LLC
Freedom Powersports Real Estate, LLC		FPS RE Lewisville, LC
FPS RE Athens, LLC	Delaware
FPS RE Burleson, LLC	Texas
FPS RE Dallas, LLC	Texas
FPS RE Fort Worth, LLC	Texas
FPS RE Hudson Oaks, LLC	Texas
FPS RE Hurst, LLC	Texas
FPS RE Lewisville, LLC	Texas
FPS RE McDonough, LLC	Texas
FPS RE McKinney, LLC	Texas
Fort Thunder 355 Holdings, Inc.	Delaware
Fun Center 355 Holdings, Inc.	Delaware
Georgetown 355 Holdings, Inc.	Delaware
Glendale Motorcycles, LLC	Arizona	Arrowhead Harley-Davidson
Roadrunner Harley-Davidson
INDTUC, LLC	Arizona	Indian Motorcycle Tucson
IOT Motorcycles, LLC	Arizona	Indian Motorcycle Tucson
Sin City Indian Motorcycle
J.J.B. Properties, LLC	Arizona	RideNow Powersports Surprise
Metro Motorcycle, Inc.	Arizona	RideNow Powersports Peoria
NextGen Pro, LLC	Delaware
North County 355 Holdings, Inc.	Delaware
Powder Keg 355 Holdings, Inc.	Delaware
RHND Ocala, LLC	Florida	War Horse Harley-Davidson
Ride Now 5 Allen, LLC	Texas	RideNow Powersports
RideNow Powersports Forney
Ride Now, LLC	Nevada	RideNow Powersports on Rancho 1
RideNow Powersports on Rancho 2
Ride Now-Carolina, LLC	North Carolina	Indian Motorcycle Concord
RideNow Experience LLC	Florida	Ridenow Experiences Daytona
RideNow Experience LLC	Georgia	Ridenow Experiences McDonough
RideNow Experience LLC	Nevada	Ridenow Experiences Vegas
RideNow Fairfield, LLC	Ohio	Indian Motorcycle of Cincinnati
Indian Motorcycles of Cincinnati
RideNow Powersports Cincinnati
RideNow Fulfillment Texas LLC	Delaware

Subsidiary Name	Jurisdiction	DBA’s
RideNow PowerSports East Bay, LLC	Nevada
RideNow Powersports Philadelphia, LLC	Pennsylvania	Ridenow Powersports Philadelphia
RideNow PowerSports San Diego, LLC	Nevada
RideNow PowerSports Tallahassee, LLC	Florida	Ridenow Powersports Tallahassee
RideNow PowerSports Temecula, LLC	Nevada
RideNow PowerSports Tracy, LLC	Nevada
Ride USA, L.L.C.	Florida	Indian Motorcycle of Ocala
RideNow Powersports Ocala
RMBL Express, LLC	Delaware
RMBL Missouri, LLC	Texas	RumbleOn
	Texas	RumbleOn Missouri
RMBL Texas, LLC	Delaware
RN Tri-Cities, LLC	Washington	Rattlesnake Mountain Harley-Davidson
RideNow Powersports Tri-Cities
RN-Gainesville, LLC	Florida	RideNow Powersports Gainesville
RNAJ, LLC	Arizona	RideNow Powersports Apache Junction
RideNow Powersports Mesa
RNKC, LLC	Kansas	Indian Motorcycle of Kansas City
Triumph Kansas City
RNMC Daytona, LLC	Florida	Indian Motorcycle Daytona Beach
RideNow Powersports Daytona Beach
RideNow Powersports Volusia
RO Fairwinds, LLC	Florida	RideNow Powersports Beach Boulevard
ROF SPV I, LLC	Delaware
RumbleOn Dealers, Inc.	Florida	Autosport USA
	Florida	RideNow Powersports Orlando
	South Dakota	RideNow Sturgis
	Texas	Ridenow Fort Worth
	Florida, Texas	RumbleOn
	Florida	RideNow Orlando
RumbleOn Finance, LLC	Nevada
RumbleOn Tennessee, LLC	Delaware
San Diego House of Motorcycles, LLC	California	RideNow So-Cal
TC Motorcycles, LLC	Florida	RideNow Powersports Jacksonville
Team RumbleOn, LLC	Nevada
Top Cat Enterprises, LLC	Arizona	RideNow Powersports Apache Junction
RideNow Powersports on Ina
Tucson Motorcycles, Inc.	Arizona	Harley-Davidson of Tucson
Old Pueblo Harley-Davidson

Subsidiary Name	Jurisdiction	DBA’s
Saguaro Harley-Davidson
Tucson Motorsports Inc.	Arizona	RideNow Powersports Tucson
Wholesale Express, LLC	Tennessee
Wholesale, Inc.	Tennessee
Woods Fun Center, LLC	Texas	BMW Motorcycles of Austin
RideNow Powersports
Ridenow Austin
Triumph of Austin
Woods Fun Center
YSA Motorsports, LLC	Arizona	Ridenow Powersports Phoenix